Approved by Board of Directors: December 12, 2023 1234460.1 Classification: Internal Use CODE OF REGULATIONS OF FIFTH THIRD BANCORP AS AMENDED ARTICLE I. OFFICES The principal office of Fifth Third Bancorp (hereinafter referred to as the “Corporation”) shall be located in the City of Cincinnati, County of Hamilton, State of Ohio and the Corporation may establish or discontinue, from time to time, such other offices and places of business within or without the State of Ohio as may be deemed proper for the conduct of the Corporation’s business. ARTICLE II. MEETINGS OF SHAREHOLDERS Section 1. Annual Meeting. The annual meeting of the shareholders shall be held at such hour and at such place as may be fixed in the notice of such meeting on: (1) the third Tuesday in April of each year, if not a legal holiday under the laws of the place where the meeting is to be held, and, if a legal holiday, then on the next succeeding day not a legal holiday under the laws of such place, or (2) such other date as may from time to time be determined by the Board of Directors and communicated in writing to the shareholders not later than seven (7) days prior to such meeting. Section 2. Special Meetings. In addition to such special meetings as are provided for by law or by the Articles of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation’s shares may be called at any time by the Board of Directors; special meetings of all shareholders of the Corporation entitled to vote shall be called by the Secretary upon written request, stating the purpose or purposes of any such meeting, of the holders of shares who hold of record collectively at least twenty-five percent (25%) of the shares of the Corporation outstanding and entitled to vote at the meeting; and special meetings of the holders of the common stock, without par value, of the Corporation (hereinafter called “Common Shares”) shall be called by the Secretary upon written request, stating the purpose or purposes of any such meeting, of the holders of Common Shares who hold of record collectively at least twenty-five percent (25%) of the outstanding shares of Common Shares of the Corporation. Unless limited by law, the Articles of Incorporation, this Code of Regulations, or by the terms of the notice thereof, any and all business may be transacted by any special meeting of shareholders. Section 3. Place of Meetings; Meetings by Communications Equipment. (a) Meetings of the shareholders shall be held at such place within or without the State of Ohio as shall be

2 Classification: Internal Use designated by the Board of Directors; provided, however, that the Board of Directors may determine that a meeting of the shareholders will not be held at any physical place, but instead may be held solely by means of communications equipment in the manner set forth in Section 15 of this Article II. Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of shareholders, and the means, if any, by which shareholders can be present and vote at the meeting through the use of communications equipment, shall be given either by personal delivery or by mail, overnight delivery service, or any other means of communication authorized by the shareholder (subject to revocation of such authorization as provided in Ohio law) If mailed or sent by overnight delivery service, the notice shall be sent to the shareholder at the shareholder’s address as it appears on the records of the Corporation, unless prior to the time of mailing, the Secretary shall have received from any such shareholder a written request that notices intended for such shareholder be mailed to some other address, in which case notices intended for such shareholder shall be mailed to the address designated in such request. If sent by another means of communication authorized by the shareholder, the notice shall be sent to the address furnished by the shareholder for those transmissions. Notice of each meeting of shareholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and shall be delivered personally or mailed not less than seven (7) nor more than sixty (60) days before the day of the meeting. Section 5. Waiver of Notice. Anything herein contained to the contrary notwithstanding, notice of any meeting of shareholders shall not be required as to any shareholder who shall attend and participate in the business transacted at such meeting in person or by proxy, and who shall have protested the lack of proper notice prior to or at the commencement of such meeting, or who shall, or whose proxy or attorney duly authorized shall, sign a written waiver thereof, whether before or after the time stated therein. Section 6. Organization. The Chair of the Board, if one be elected, the Vice Chair, if one be elected in the absence of the Chair, or the President, in the absence of the Chair and the Vice Chair, shall act as chair at all meetings of shareholders at which such officer is present, and as such chair shall call such meetings of shareholders to order and preside thereat. If the Chair of the Board, the Vice Chair, and the President shall be absent from any meeting of shareholders, the duties otherwise provided in this Section 6 of Article II to be performed by such officer at such meeting shall be performed at such meeting by the officer prescribed in Article VI hereof. If no such officer is present at such meeting, any shareholder or the proxy of any shareholder entitled to vote at the meeting may call the meeting to order and a chair shall be elected who shall preside thereat. The Secretary of the Corporation shall act as the secretary at all meetings of the shareholders, but in the absence of the Secretary, the chair of the meeting may appoint any person present to act as secretary of the meeting. Section 7. Inspectors. Except as otherwise provided by law or by the Articles of Incorporation, all votes by ballot at any meeting of shareholders shall be conducted by one inspector who shall be appointed for the purpose by the chair of the meeting. The inspector shall decide upon the qualifications of voters, count the votes and declare the result.

3 Classification: Internal Use Section 8. Shareholders Entitled to Vote. Nothing herein contained shall be construed to enlarge the voting rights of any shareholder of the Corporation as provided by the Articles of Incorporation or by the laws of the State of Ohio. The Board of Directors may close the share transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders or preceding the last day on which the consent or dissent of shareholders may effectively be expressed for any purpose without a meeting. In lieu of closing the share transfer books of the Corporation as aforesaid, the Board of Directors may fix a date not more than sixty (60) days prior to the date of any meeting of shareholders, or prior to the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose without a meeting, as a record date for the determination of the shareholders entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to give such consent or express such dissent, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any such record date fixed as aforesaid. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every election of directors, a complete list of the shareholders entitled to vote at such election, arranged in alphabetical order and showing the address of each such shareholder and the number of shares registered in the name of each such shareholder. Such list shall be open to the examination of any shareholder during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place, specified in the notice of the meeting, within the city where the election is to be held, or at the place where the election is to be held. Such list shall be produced and kept at the time and place of election during the whole time thereof, and subject to the inspection of any shareholder who may be present. Section 9. Quorum and Adjournment. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at the meeting on each matter that is to be voted on shall constitute a quorum at all meetings of the shareholders. In the absence of a quorum, the holders of shares entitling them to exercise a majority of the voting power present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Section 10. Order of Business. The order of business at all meetings of shareholders shall be determined by the chair of the meeting or as is otherwise determined by the vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on every matter that is to be voted on. Section 11. Notice of Shareholder Business and Nominations to be Brought Before a Meeting of Shareholders. (A) Business Properly Brought Before an Annual Meeting of Shareholders. Nominations of persons for election to the Board of Directors, or the proposal of other business to be considered by the shareholders, may be made at an annual meeting of shareholders only if

4 Classification: Internal Use properly brought before a meeting. To be properly brought before an annual meeting of shareholders, any Director nominations or other business must be (I) specified in the notice of meeting given in accordance with Article I, Section 4 hereof, (II) brought before the meeting by the chair of the meeting or by or at the direction of the Board of Directors, (III) properly brought before the meeting in accordance with this Section by a shareholder who (a) was a holder of record of shares of the Corporation of a class or series entitled to vote on the matter being brought before the meeting (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of such shares of a class or series entitled to vote on the matter being brought before the meeting) both at the time of giving the notice provided for in this Section and at the time of the annual meeting of shareholders, (b) is entitled to vote at the annual meeting of shareholders, and (c) has complied with this Section as to such business, or (IV) properly brought before the meeting by a Nominating Shareholder (as defined in Section 12 of this Article II) in accordance with Section 12 of this Article II. Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clauses (III) and (IV) shall be the exclusive means for a shareholder of the Corporation to make nominations or propose other business to be brought before an annual meeting of shareholders. (B) Business Properly Brought Before a Special Meeting of Shareholders. At a special meeting of shareholders of the Corporation, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting of shareholders, business must be (I) specified in the notice of the meeting given in accordance with Section 4 hereof or (II) otherwise brought before the meeting by the chair of the meeting or at the direction of the Board of Directors. Nominations of persons for election as Directors may not be made at a special meeting of shareholders unless Directors are to be elected pursuant to the Company’s notice of meeting. In such case, any holder of shares of a class or series entitled to vote in the election of Directors who (I) was a shareholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of a class or series entitled to vote in the election of Directors) both at the time of giving the notice provided for in this Section 11 and at the time of the meeting, (II) is entitled to vote at the meeting, and (III) has complied with this Section 11 as to such nomination, may nominate a person or persons for election as a Director as specified in the Corporation’s notice of meeting. (C) Requirement of Timely Notice of Shareholder Business and Nominations for Director for the Annual or Special Meeting of Shareholders. I. To properly bring business before an annual or special meeting of shareholders, a shareholder must provide (a) Timely Notice (as described in this Section 11) thereof in writing and in proper form to the Secretary of the Corporation and (b) any updates or supplements to such notice at the times and in the forms required by this Section 11. II. With respect to any nominations for persons for election to the Board of Directors or any other business to be properly brought before an annual meeting of shareholders

5 Classification: Internal Use by a shareholder, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation: (a) for the annual meeting of shareholders to be held in 2024, not less than sixty (60) nor more than ninety (90) days prior to the anniversary of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the ninetieth (90th) day prior to such annual meeting of shareholders and not later than the later of: (i) the sixtieth (60th) day prior to such annual meeting of shareholders, or (ii) the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation; and (b) for any annual meeting of shareholders held after the annual meeting of shareholders to be held in 2024, not less than ninety (90) nor more than one hundred twenty (120) days prior to the anniversary of the previous year’s annual meeting of shareholders; provided, however, that if the date of the annual meeting of shareholders is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not earlier than the one hundred twentieth (120) day prior to such annual meeting of shareholders and not later than the later of: (i) the ninetieth (90th) day prior to such annual meeting of shareholders, or (ii) the tenth (10th) day following the day on which such Public Announcement is first made by the Corporation. Under no circumstances shall any adjournment or postponement of an annual meeting of shareholders or the announcement thereof commence a new time period for the giving of Timely Notice as described in this Section 11. III. With respect to any nominations for persons for election as a Director or any other business to be properly brought before a special meeting of shareholders by a shareholder, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation: (a) for any special meeting of shareholders held before the annual meeting of shareholders to be held in 2024, not earlier than ninety (90) days prior to the date of such special meeting of shareholders nor later than the later of: (i) sixty (60) days prior to such special meeting of shareholders, or (ii) the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting of shareholders and of the nominees proposed by the Board of Directors to be elected at such meeting, or (b) for any special meeting of shareholders held after the annual meeting of shareholders to be held in 2024, not earlier than one hundred twenty (120) days prior to the date of such special meeting of shareholders nor later more than the later of: (i) ninety (90) days prior to the special meeting of shareholders, or (ii) the tenth (10th) day following the day on which Public Announcement is first made of the date of the special meeting of

6 Classification: Internal Use shareholders and the nominees proposed by the Board of Directors to be elected at such meeting. Under no circumstances shall any adjournment or postponement of a special meeting of shareholders or the announcement thereof commence a new time period for the giving of Timely Notice as described in this Section 11. IV. In no event may a shareholder: (a) nominate a number of persons for election at any meeting of the shareholders in excess of the number of Directors to be elected at such meeting, or (b) nominate or name as potential nominees any additional or alternative candidates. (D) Requirements for Proper Form of Shareholder Notice. To be in proper form for purposes of this Section 11, a shareholder’s notice to the Secretary of the Corporation must: I. set forth, as to the shareholder giving notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner, and, if different, the current name and address of the shareholder and any beneficial owner; (b) the class or series and number of shares of the Corporation which are held of record by such shareholder or beneficially owned (within the meaning of Section 13(d)) of the Exchange Act as of the date of the notice, and a representation that the shareholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the class or series and number of shares of the Corporation held of record or beneficially owned on such record date; (c) any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act; and (d) such shareholder’s and beneficial owner’s written consent to the public disclosure of information provided to the Corporation pursuant to this Section 11; II. set forth, as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) any agreements, arrangements or understandings entered into by the shareholder or beneficial owner and its affiliates with respect to equity securities of the Corporation, including any put or call arrangements, derivative securities, short positions, borrowed shares or swap or similar arrangements, specifying in each case the effect of such agreements, arrangements or understandings on any voting or economic rights of equity securities of the Corporation, in each case as of the date of the notice and in each case describing any changes in voting or economic rights which may arise pursuant to the terms of such agreements, arrangements or understandings; (b) to the extent not covered in clause (a) hereof, any disclosures that would be required pursuant to Item 5 or Item 6 of Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the shareholder or beneficial owner); and (c) a commitment that the shareholder will notify the Corporation in writing within five (5) business days after the record date for such meeting of the information set forth in clauses (a) and (b) herein as of such record date;

7 Classification: Internal Use III. if the notice relates to any business other than the nomination of a Director or Directors that the shareholder proposes to bring before the meeting, set forth (a) a description in reasonable detail of the business to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest in such business of such shareholder and the beneficial owner, if any, in such business; (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and, if the business includes a proposal to amend this Code of Regulations or the Articles of Incorporation, the language of the proposed amendment); and (c) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; IV. set forth, as to each person, if any, whom the shareholder proposes to nominate for election or re-election as a Director: (a) all information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for, as applicable, election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected) and (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in consent therewith, on the one hand, and each proposed nominee, and such nominee’s respective affiliates and associates, or other acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K updated by the Securities and Exchange Commission (or any successor regulation) if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate therewith or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; V. set forth a representation that such shareholder intends to appear at the annual or special meeting of shareholders to bring such nomination or other business before the annual or special meeting of shareholders; VI. set forth a representation as to whether such shareholder intends to, or is part of a group that intends to: (a) solicit proxies or votes in support of each person proposed to be nominated by the shareholder, in accordance with Rule 14a-19 promulgated under the Exchange Act, or in favor of the proposal being made by such shareholder, and (b) deliver a proxy statement and/or form of proxy to holders of shares representing at least sixty-seven percent (67%) of the voting power of the Corporation entitled to vote; VII. set forth such other information as may reasonably be required by the Board of Directors as described in the Corporation’s proxy statement for the preceding year’s annual meeting of shareholders; and VIII. be followed, within five (5) business days after the record date for such meeting, by the written notice providing the information described in clauses (I) and (II) hereof.

8 Classification: Internal Use The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. A shareholder providing notice to the Corporation pursuant to this Section 11 shall (1) notify the Corporation of any inaccuracy or change (within two (2) business days of becoming aware of such inaccuracy or change) in any information previously provided to the Corporation pursuant to this Section 11, and (2) promptly update and supplement information previously provided to the Corporation pursuant to this Section 11, if necessary, so that the information provided or required to be provided shall be true and complete as of the record date for voting at the annual or special meeting of shareholders and as of the date that is ten (10) days prior to such meeting or any adjournment or postponement thereof, and such notice, update or supplement shall be delivered to and received by the Secretary of the Corporation at the Corporation’s principal executive office. (E) Compliance with Rule 14a-19. No shareholder or other person shall solicit proxies in support of any nominee for election as a director, other than persons nominated by the Nominating and Corporate Governance Committee of the Board of Directors, unless such shareholder or other person has complied with Rule 14a-19 under the Exchange Act and the Regulations in connection with the solicitation of such proxies, including the provision to the Corporation of all notices required under Rule 14a-19 or this Section 11 in a timely manner, and if such shareholder or associated person: (1) provides notice pursuant to Rule 14a-19(b) under the Exchange Act, and (2) subsequently fails to comply with any of the requirements of Rule 14a-19 under the Exchange Act, then the Corporation shall disregard any proxies or votes solicited for such shareholder’s nominee(s) and any votes or proxies received with respect thereto shall be treated as abstentions. Upon request by the Corporation, if any shareholder or associated person provides notice to the Corporation pursuant to Rule 14a-19(b) under the Exchange Act, such shareholder or associated person shall deliver to the Corporation, not later than five (5) business days prior to the annual or special meeting of shareholders, reasonable evidence that such shareholder or person has satisfied the requirements of Rule 14a-19 under the Exchange Act. (F) Noncompliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 11 or in Section 12 of this Article II, and with respect to whose nomination all representations required to be made pursuant to this Section 11 or pursuant to Section 12 of this Article II are and continue to be accurate and complete in all material respects, shall be eligible to be elected at any meeting of shareholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting as shall be properly brought before the meeting in accordance with the procedures set forth in this Section 11 or Section 12 of this Article II, as applicable. The chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in compliance with this Section 11 or Section 12 of this Article II, as applicable. If any proposed nomination was not made or proposed in compliance with this Section 11 or Section 12 of this Article II, as applicable, or other business was not made or proposed in compliance with this Section 11, then except as otherwise provided by law, the chairman of the meeting shall have the power and duty to declare that such nomination shall be disregarded or that such proposed other business shall not be transacted and any votes or

9 Classification: Internal Use proxies received with respect thereto shall be treated as abstentions. Notwithstanding anything in the Code of Regulations to the contrary, unless otherwise required by law, if a shareholder intending to propose business or make nominations at a meeting of shareholders pursuant to this Section 11 does not comply with or provide the information required under this Section 11 to the Corporation, including updated information required by this Section 11, within five business days after the record date for such meeting, or such shareholder (or a qualified representative of such shareholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation, and any votes or proxies received with respect thereto shall be treated as abstentions. (G) Rule 14a-8; Exchange Act Compliance. This Section 11 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of shareholders other than any shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act. Notwithstanding the foregoing provisions of this Section 11, a shareholder must also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. (H) Definition of Public Announcement. For purposes of this Section 11, Public Announcement shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act. (I) Proxy Cards. Any shareholder or other person, other than the Board of Directors, soliciting proxies to vote at an annual or special meeting of shareholders for nominees other than the persons nominated by the Nominating and Corporate Governance Committee of the Board of Directors shall only use a proxy card of a color other than white. White proxy cards shall be reserved for the exclusive use of the Board of Directors. Section 12. Shareholder Nominations Included in the Corporation’s Proxy Materials. (A) Inclusion of Nominees in Proxy Statement. Subject to the provisions of this Section 12, if expressly requested in the relevant Nomination Notice (as defined below), the Corporation shall include in its proxy statement for any annual meeting of shareholders: I. the names of any person or persons nominated for election (each, a “Nominee”), which shall also be included on the Corporation’s form of proxy and ballot, by any Eligible Holder (as defined below) or group of up to 20 Eligible Holders that has (individually and collectively, in the case of a group) satisfied, as determined by the Board of Directors, all applicable conditions and complied with all applicable procedures set forth in this Section 12 (such Eligible Holder or group of Eligible Holders being a “Nominating Shareholder”);

10 Classification: Internal Use II. disclosure about each Nominee and the Nominating Shareholder required under the rules of the U.S. Securities and Exchange Commission (the “SEC”) or other applicable law to be included in the proxy statement; III. any statement included by the Nominating Shareholder in the Nomination Notice for inclusion in the proxy statement in support of each Nominee’s election to the Board of Directors (subject, without limitation, to Section 12(E)(II)), if such statement does not exceed 500 words and fully complies with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9 (the “Supporting Statement”); and IV. any other information that the Corporation or the Board of Directors determines, in its discretion, to include in the proxy statement relating to the nomination of each Nominee, including, without limitation, any statement in opposition to the nomination, any of the information provided pursuant to this Section and any solicitation materials or related information with respect to a Nominee. For purposes of this Section 12, any determination to be made by the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors or any officer of the Corporation designated by the Board of Directors or a committee of the Board of Directors, and any such determination shall be final and binding on the Corporation, any Eligible Holder, any Nominating Shareholder, any Nominee and any other person so long as made in good faith (without any further requirements). The chair of the Company’s annual meeting of shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether a Nominee has been nominated in accordance with the requirements of this Section 12 and, if not so nominated, shall direct and declare at the meeting that such Nominee shall not be considered. (B) Maximum Number of Nominees. I. The Corporation shall not be required to include in the proxy statement for an annual meeting of shareholders more Nominees than that number of Directors that is 20% of the total number of Directors of the Corporation on the last day on which a Nomination Notice may be submitted pursuant to this Section 12 (rounded down to the nearest whole number) (the “Maximum Number”). The Maximum Number for a particular annual meeting of shareholders shall be reduced by: (1) Nominees who the Board of Directors itself decides to nominate for election at such annual meeting of shareholders and (2) the number of incumbent Directors who had been Nominees with respect to any of the preceding two annual meetings of shareholders and whose reelection at the upcoming annual meeting of shareholders is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline for submitting a Nomination Notice as set forth in Section 12(D) below but before the date of the annual meeting of shareholders, and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. II. If the number of Nominees pursuant to this Section 12 for any annual meeting of shareholders exceeds the Maximum Number then, promptly upon notice from the

11 Classification: Internal Use Corporation, each Nominating Shareholder will select one Nominee for inclusion in the proxy statement until the Maximum Number is reached, going in order of the amount (largest to smallest) of the ownership position as disclosed in each Nominating Shareholder’s Nomination Notice, with the process repeated if the Maximum Number is not reached after each Nominating Shareholder has selected one Nominee. If, after the deadline for submitting a Nomination Notice as set forth in Section 12(D), a Nominating Shareholder or a Nominee ceases to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors; a Nominating Shareholder withdraws its nomination; or a Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing or other distribution of the definitive proxy statement, then the nomination shall be disregarded, and the Corporation: (1) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Nominee or any successor or replacement nominee proposed by the Nominating Shareholder or by any other Nominating Shareholder and (2) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement or ballot or form of proxy, that a Nominee will not be included as a nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting of shareholders. (C) Eligibility of Nominating Shareholder. I. An “Eligible Holder” is a person who has either (1) been a record holder of the Common Shares used to satisfy the eligibility requirements in this Section 12(C) continuously for the three-year period specified in Subsection II below or (2) provides to the Secretary, within the time period referred to in Section 12(D), evidence of continuous ownership of such shares for such three-year period from one or more securities intermediaries in a form that the Board of Directors determines would be deemed acceptable for purposes of a shareholder proposal under Rule 14a-8(b)(2) under the Exchange Act (or any successor rule). II. An Eligible Holder or group of up to 20 Eligible Holders may submit a nomination in accordance with this Section 12 only if the person or group (in the aggregate) has continuously owned at least the Minimum Number (as defined below) of Common Shares throughout the three-year period preceding and including the date of submission of the Nomination Notice, and continues to own at least the Minimum Number through the date of the annual meeting of shareholders. Two or more funds that are (x) under common management and investment control, (y) under common management and funded primarily by a single employer or (z) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one Eligible Holder if such Eligible Holder shall provide together with the Nomination Notice documentation reasonably satisfactory to the Corporation that demonstrates that the funds meet the criteria set forth in (x), (y) or (z) hereof. For the avoidance of doubt, in the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Section 12, including the minimum holding period, shall apply to each member of such group; provided, however, that the Minimum Number shall apply to the ownership of the group in the aggregate. Should any shareholder cease to satisfy the eligibility requirements in this Section 12, as determined by the Board of Directors, or withdraw from a group constituting a Nominating Shareholder at any time prior to the annual meeting of shareholders, the group constituting the

12 Classification: Internal Use Nominating Shareholder shall only be deemed to own the Common Shares held by the remaining members of the group. III. The “Minimum Number” of Common Shares means 3% of the number of outstanding Common Shares as of the most recent date for which such amount is given in any filing by the Corporation with the SEC prior to the submission of the Nomination Notice. IV. For purposes of this Section 12, an Eligible Holder “owns” only those outstanding Common Shares as to which the Eligible Holder possesses both: (a) the full voting and investment rights pertaining to such Common Shares; and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such Common Shares; provided that the number of Common Shares calculated in accordance with the foregoing clauses (a) and (b) shall not include any shares: (1) purchased or sold by such Eligible Holder or any of its affiliates in any transaction that has not been settled or closed, (2) sold short by such Eligible Holder, (3) borrowed by such Eligible Holder or any of its affiliates for any purpose or purchased by such Eligible Holder or any of its affiliates pursuant to an agreement to resell or subject to any other obligation to resell to another person, or (4) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such Eligible Holder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of Common Shares, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of: (x) reducing in any manner, to any extent or at any time in the future, such Eligible Holder’s or any of its affiliates’ full right to vote or direct the voting of any such Common Shares, and/or (y) hedging, offsetting, or altering to any degree, gain or loss arising from the full economic ownership of such Common Shares by such Eligible Holder or any of its affiliates. For purposes of this Section 12, an Eligible Holder “owns” Common Shares held in the name of a nominee or other intermediary so long as the Eligible Holder retains the right to instruct how the Common Shares are voted with respect to the election of Directors and possesses the full economic interest in the Common Shares. An Eligible Holder’s ownership of Common Shares shall be deemed to continue during any period in which the Eligible Holder has delegated any voting power by means of a proxy, power of attorney, or other similar instrument or arrangement that is revocable at any time by the Eligible Holder. An Eligible Holder’s ownership of Common Shares shall be deemed to continue during any period in which the Eligible Holder has loaned such shares provided that the Eligible Holder has the power to recall such loaned shares on five business days’ notice, promptly recalls such loaned shares upon being notified by the Corporation that any of its Nominees will be included in the Corporation’s proxy materials and continues to hold such shares through the date of the annual meeting of shareholders. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding Common Shares are “owned” for these purposes shall be determined by the Board.

13 Classification: Internal Use V. No Eligible Holder shall be permitted to be in more than one group constituting a Nominating Shareholder, and if any Eligible Holder appears as a member of more than one group, it shall be deemed to be a member of the group that has the largest ownership position as reflected in the Nomination Notice. (D) Nomination Notice. To nominate a Nominee, the Nominating Shareholder must, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Corporation mailed its proxy statement for the prior year’s annual meeting of shareholders, submit to the Secretary at the principal executive office of the Corporation all of the following information and documents (collectively, the “Nomination Notice”); provided, however, that if (and only if) the annual meeting of shareholders is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), the Nomination Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such Other Meeting Date or the tenth day following the date such Other Meeting Date is first publicly announced or disclosed: I. A Schedule 14N (or any successor form) relating to each Nominee, completed and filed with the SEC by the Nominating Shareholder as applicable, in accordance with SEC rules; II. A written notice, in a form deemed satisfactory by the Board of Directors, of the nomination of each Nominee that includes the following additional information, agreements, representations and warranties by the Nominating Shareholder (including each group member): (a) the information required by Article II, Section 11(D) of this Code of Regulations with respect to the nomination of Directors pursuant to paragraph (A) of Article II, Section 11 of this Code of Regulations; (b) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (c) a representation that the Nominating Shareholder acquired the Common Shares in the ordinary course of business and did not acquire, and is not holding, Common Shares for the purpose or with the effect of influencing or changing control of the Corporation; (d) a representation that each Nominee’s candidacy or, if elected, Board membership would not violate applicable state or federal law or the rules of any stock exchange on which any of the Corporation’s securities are traded; (e) a representation that each Nominee: (i) does not have any direct or indirect relationship with the Corporation that would cause the Nominee to be considered not independent

14 Classification: Internal Use pursuant to the Corporation’s Corporate Governance Guidelines and otherwise qualifies as independent under the rules of the primary stock exchange on which the Common Shares are traded; (ii) meets the audit committee and compensation committee independence requirements under the rules of the primary stock exchange on which the Common Shares are traded; (iii) is a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule); and (iv) is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or any successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or any successor rule) under the Exchange Act, without reference to whether the event is material to an evaluation of the ability or integrity of such Nominee; and (f) a representation that the Nominating Shareholder satisfies the eligibility requirements set forth in Section 12(C) and has provided evidence of ownership to the extent required by Section 12(C)I; (g) a representation that the Nominating Shareholder intends to continue to satisfy the eligibility requirements described in Section 12(C) through the date of the annual meeting of shareholders; (h) the details of any position of a Nominee as an officer or director of any competitor (that is, any entity that produces products or provides services that compete with or are alternatives to the products produced or services provided by the Corporation or its affiliates) of the Corporation, within the three years preceding the submission of the Nomination Notice; (i) the details of any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with service or action as a Director of the Corporation and details of any agreement, arrangement or understanding with any person or entity as to how such Nominee would vote or act on any issue or question as a Director (a “Voting Commitment”); (j) a statement detailing whether the Nominee is experienced in matters of risk management for purposes of Regulation YY of the Federal Reserve Board; (k) a representation that the Nominating Shareholder will not engage in a “solicitation” within the meaning of Rule 14a-1(l) (without reference to the exception in Section 14a-1(l)(2)(iv)) (or any successor rules) with respect to the annual meeting of shareholders, other than with respect to a Nominee or any nominee of the Board;

15 Classification: Internal Use (l) a representation that the Nominating Shareholder will not use any proxy card other than the Corporation’s proxy card in soliciting shareholders in connection with the election of a Nominee at the annual meeting of shareholders; (m) if desired, a Supporting Statement; and (n) in the case of a nomination by a group of Nominating Shareholders, the designation by all group members of one group member that is authorized to act on behalf of all group members with respect to matters relating to the nomination, including withdrawal of the nomination. III. An executed agreement, in a form deemed satisfactory by the Board of Directors, pursuant to which the Nominating Shareholder (including each group member) agrees: (a) to comply with all applicable laws, rules and regulations in connection with the nomination, solicitation and election; (b) to file any written solicitation or other communication with the Corporation’s shareholders relating to one or more of the Corporation’s Directors or Director nominees or any Nominee with the SEC, regardless of whether any such filing is required under rule or regulation or whether any exemption from filing is available for such materials under any rule or regulation; (c) to assume all liability stemming from an action, suit or proceeding concerning any actual or alleged legal or regulatory violation arising out of any communication by the Nominating Shareholder or any of its Nominees with the Corporation, its shareholders or any other person in connection with the nomination or election of Directors, including, without limitation, the Nomination Notice; (d) jointly with all other group members, if any, to indemnify and hold harmless the Corporation and each of its Directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorneys’ fees) incurred in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its Directors, officers or employees arising out of or relating to a failure or alleged failure of the Nominating Shareholder or any of its Nominees to comply with, or any breach or alleged breach of, its or their obligations, agreements or representations under this Section 12; and (e) in the event that any information included in the Nomination Notice, or any other communication by the Nominating Shareholder (including with respect to any group member), with the Corporation, its shareholders or any other person in connection with the nomination or election ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading), or that the Nominating Shareholder (including any group member) has failed to continue to satisfy the eligibility requirements described in Section 12(C), to promptly (and in any event within 48 hours of discovering such misstatement, omission or failure) notify the

16 Classification: Internal Use Corporation and any other recipient of such communication of (A) the misstatement or omission in such previously provided information and of the information that is required to correct the misstatement or omission or (B) such failure; and IV. An executed agreement, in a form deemed satisfactory by the Board of Directors, by each Nominee: (a) to provide to the Corporation such other information and certifications, including completion of the Corporation’s director questionnaire, as it may reasonably request; (b) at the reasonable request of the Nominating and Corporate Governance Committee of the Corporation’s Board of Directors (or any successor committee with equivalent duties), to meet with the Nominating and Corporate Governance Committee to discuss matters relating to the nomination of such Nominee to the Board of Directors, including the information provided by such Nominee to the Corporation in connection with the Nominee’s nomination and such Nominee’s eligibility to serve as a Director; (c) that such Nominee has read and agrees, if elected, to serve as a Director, to adhere to the Corporation’s Code of Business Conduct and Ethics, Enterprise Insider Trading and Ethical Investing Policy, Corporate Governance Guidelines and any other rule, regulation, policy or standard of conduct applicable to Directors; and (d) that such Nominee is not and will not become a party to (i) any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with such Nominee’s nomination, service or action as a Director of the Corporation that has not been disclosed to the Corporation, (ii) any Voting Commitment that has not been disclosed to the Corporation or (iii) any Voting Commitment that could limit or interfere with such Nominee’s ability to comply, if elected as a Director, with the fiduciary duties of a Director under applicable law. The information and documents required by this Section 12(D) to be provided by the Nominating Shareholder shall be: (i) provided with respect to and executed by each group member, in the case of information applicable to group members; and (ii) provided with respect to the persons specified in Instruction 1 to Items 6(c) and (d) of Schedule 14N (or any successor item) in the case of a Nominating Shareholder or group member that is an entity. The Nomination Notice shall be deemed submitted on the date on which all the information and documents referred to in this Section 12(D) (other than such information and documents contemplated to be provided after the date the Nomination Notice is provided) have been delivered to or, if sent by mail, received by the Secretary. (E) Exceptions. I. Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement any Nominee and any information concerning such

17 Classification: Internal Use Nominee (including a Nominating Shareholder’s Supporting Statement) and no vote on such Nominee will occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation), and the Nominating Shareholder may not, after the last day on which a Nomination Notice would be timely, cure in any way any defect preventing the nomination of such Nominee, if: (a) the Corporation receives a notice pursuant to paragraph (A) of Article II, Section 11 of this Code of Regulations that a shareholder intends to nominate a candidate for Director at the annual meeting of shareholders, whether or not such notice is subsequently withdrawn or made the subject of a settlement with the Corporation; (b) the Nominating Shareholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination submitted pursuant to this Section 12; the Nominating Shareholder withdraws its nomination; or the chair of the annual meeting of shareholders declares that such nomination was not made in accordance with the procedures prescribed by this Section 12 and shall therefore be disregarded; (c) the Board of Directors determines that such Nominee’s nomination or election as a Director would result in the Corporation violating or failing to be in compliance with this Code of Regulations or the Corporation’s Articles of Incorporation or any applicable law, rule or regulation to which the Corporation is subject, including any rules or regulations of the primary stock exchange on which the Common Shares are traded; (d) (1) such Nominee has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 12 of the Clayton Antitrust Act of 1914, as amended; (2) the Nominee’s election as a Director would cause the Corporation to seek, or assist in the seeking of, advance approval or to obtain, or assist in the obtaining of, an interlock waiver pursuant to the rules or regulations of the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Ohio Division of Financial Institutions or any other federal or state regulator; or (3) the Nominee is a director, trustee, officer or employee with management functions for any depository institution, depository institution holding company or entity that has been designated as a Systemically Important Financial Institution, each as defined in the Depository Institution Management Interlocks Act; provided, however, that this clause (3) shall apply only so long as the Corporation is subject to compliance with Section 14 of the Todd-Frank Wall Street Reform and Consumer Protection Act; or (e) the Corporation is notified, or the Board of Directors determines, that the Nominating Shareholder or the Nominee has failed to continue to satisfy the eligibility requirements described in Section 12(C); any of the representations and warranties made in the Nomination Notice ceases to be true and accurate in all material respects (or omits a material fact necessary to make the statements made not misleading); such Nominee becomes unwilling or unable to serve on the Board of Directors; or any material violation

18 Classification: Internal Use or breach occurs of the obligations, agreements, representations or warranties of the Nominating Shareholder or such Nominee under this Section 12. II. Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy statement, or may supplement or correct, any information, including all or any portion of the Supporting Statement or any other statement in support of a Nominee included in the Nomination Notice, if the Board of Directors determines that: (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to, any person; or (c) the inclusion of such information in the proxy statement would otherwise violate the SEC proxy rules or any other applicable law, rule or regulation. The Corporation may solicit against, and include in the proxy statement its own statement relating to, any Nominee. Section 13. Vote of Shareholders. Except as otherwise permitted by law or by the Articles of Incorporation, all action by shareholders shall be taken at a meeting of the shareholders. Every shareholder of record as determined pursuant to Section 8 of this Article II and who is entitled to vote, shall be entitled at every meeting of the shareholders to the number of votes for every share standing in the shareholder’s name on the books of the Corporation specified in the express terms of such shares. Every shareholder entitled to vote shall have the right to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder or a verifiable communication authorized by such shareholder and executed or authorized not more than eleven (11) months prior to the meeting, unless the instrument or verifiable communication provides for a longer period. Any transmission that creates a record capable of authentication, including, but not limited to, a telegram, a cablegram, electronic mail, or an electronic, telephonic, or other transmission, that appears to have been transmitted by a shareholder entitled to vote, and that appoints a proxy is a sufficient verifiable communication to appoint a proxy. A photographic, photostatic, facsimile transmission, or equivalent reproduction of a writing that is signed by a shareholder entitled to vote and that appoints a proxy is a sufficient writing to appoint a proxy. Except as otherwise provided by law or by the Articles of Incorporation, no vote on any question upon which a vote of the shareholders may be taken need be by ballot unless the chair of the meeting shall determine that it shall be by ballot or the holders of a majority of the voting power of the Corporation present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares of each class or series voted and name of the shareholder or proxy voting. All elections of directors shall be by vote of the shareholders entitled to vote thereon as specified in Article Eighth of the Corporation’s Articles of Incorporation, as may be amended from time to time, except as otherwise provided by law, or

19 Classification: Internal Use by Section 14 of Article III hereof. All other questions shall be decided by the affirmative vote of the holders of shares entitling them to exercise at least a majority of the voting power of the Corporation present in person or by proxy at the meeting and entitled to vote on the question. Section 14. Attendance at a Meeting of the Shareholders. Any shareholder of the Corporation who is not entitled to notice of, or to vote at, a meeting of shareholders of the Corporation may nevertheless attend any such meeting upon receipt of a written invitation from the Board of Directors of the Corporation. Section 15. Participation in a Meeting of the Shareholders by Means of Communications Equipment. The Board of Directors may authorize shareholders of the Corporation and the proxyholders of such shareholders who are not physically present at a meeting of shareholders to attend the meeting by use of communications equipment that enables the shareholder or proxyholder an opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting and to speak or otherwise participate in the proceedings contemporaneously with those physically present, if any. Any shareholder using communications equipment will be deemed present in person at the meeting whether the meeting is to be held at a designated place or solely by means of communications equipment. The Board of Directors may adopt guidelines and procedures for the use of communications equipment in connection with a meeting of shareholders to permit the Corporation to verify that a person is a shareholder of the Corporation or the proxyholder of such a shareholder and to maintain a record of any vote or other action. ARTICLE III. BOARD OF DIRECTORS Section 1. Election and Term. Except as otherwise provided by law or by the Articles of Incorporation, and subject to the provisions of Sections 12, 13 and 14 of this Article III, Directors shall be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualify. Section 2. Number. The Board of Directors shall be composed of fifteen (15) persons unless this number is changed by: (1) the holders of shares entitling them to exercise a majority of the voting power of the Corporation that is represented at the meeting and entitled to vote on the proposal, or (2) the vote of a majority of the Directors in office. The Directors may increase the number to not more than thirty (30) persons and may decrease the number to not less than ten (10) persons. Any Director’s office created by the Directors by reason of an increase in their number may be filled by action of majority of the Directors in office. Section 3. General Powers. The Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the shareholders by law, by the Articles of Incorporation or by this Code of Regulations. Specifically, the business, properties and affairs of the Corporation shall be managed by the Board of Directors, which without limiting the generality of the foregoing, shall have power to elect and appoint the officers

20 Classification: Internal Use of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation, without specific authority in each case, and to appoint committees, the membership of which may consist of such persons as may be designated by the Board of Directors whether or not any of such persons is then a Director of the Corporation, and which committees so appointed may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation’s business. Section 4. Place of Meeting. Meetings of the Board of Directors may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors, or may be held through any communications equipment if all persons participating can hear each other (and any such participation shall constitute presence at the meeting). Section 5. Organization Meeting. A newly elected Board of Directors shall meet and organize as soon as practicable after each annual meeting of shareholders, at the place at which such meeting of shareholders took place or through communications equipment as provided in Section 4 of this Article III, without notice of such meeting, provided a majority of the whole of the Board of Directors is present. If such a majority is not present, such organizational meeting may be held at any other time or place which may be specified in a notice given in the manner provided in Section 7 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof. Section 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provide by law, any business may be transacted at any regular meeting of the Board of Directors. Section 7. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chair of the Board, if one be elected, or of the Vice Chair, if one be elected, or of the lead Director of the Board of Directors (the “Lead Director”), if one be elected, or in their absence, of the President, any Vice President, or of any five Directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the officer requesting, or if the meeting is called pursuant to the request of five Directors, and there shall be a failure to approve the form of notice as aforesaid, then in form approved by such Directors. Notices of special meetings shall be mailed to each Director, addressed to the Director at such Director’s residence or usual place of business, not later than seven (7) days before the day on which the meeting is to be held, or shall be sent to the Director at such place by telegraph, cablegram, overnight delivery service, personal delivery or any other means of communication authorized by the director, not later than two (2) days before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any Director if such Director shall sign a written waiver thereof either before or after the time stated therein, or if such Director shall be present at the meeting and not prior to or at the commencement of the meeting protest the lack of proper notice; and any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the Directors shall be present thereat. Unless limited by law, by the Articles of Incorporation, by the Code of Regulations, or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

21 Classification: Internal Use Section 8. Organization. The Chair of the Board, if the Chair be elected, the Lead Director, in the absence of the Chair, or the Vice Chair, if the Vice Chair be elected, in the absence of the Chair of the Board or the Lead Director, shall preside at all meetings of the Board of Directors. If the Chair of the Board, the Lead Director, and the Vice Chair shall all be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 8 of Article III to be performed by such officer at such meeting shall be performed at such meeting by the officer prescribed by Article VI hereof. If no such officer is present at such meeting, one of the Directors present shall be chosen by the Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors but in the absence of the Secretary, the chair of the meeting may appoint any person present to act as secretary of the meeting. Section 9. Quorum and Manner of Acting. Except as otherwise provided, at every meeting of the Board of Directors one-third (1/3) of the total number of Directors shall constitute a quorum. Except as otherwise provided by law, or by this Code of Regulations, the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the Directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Section 10. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board of Directors so requests. Section 11. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all of the Directors or all of the members of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or the committee. Section 12. Resignations. Any Director may resign at any time either by oral tender of resignation at any meeting of the Board of Directors or by such tender to the Chair of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately, unless otherwise specified therein for it to take effect. Acceptance of any resignation shall not be necessary to make it effective, unless such resignation is tendered expressly subject to acceptance. Section 13. Removal of Directors. Except as otherwise provided by the Articles of Incorporation, no Director shall be removed, without cause, during such Director’s term of office. Any Director may be removed, for cause, at any time, by action of the holders of record of majority of the voting power of the Corporation entitled to elect Directors in place of those removed at a meeting of the holders of such shares, and the vacancy in the Board of Directors caused by any such removal may be filled by action of such shareholders at such meeting or at any subsequent meeting.

22 Classification: Internal Use Section 14. Filling of Vacancies Not Caused by Removal. Expect as otherwise provided by law or except as otherwise provided by the Articles of Incorporation, in case of any increase in the number of Directors, or of any vacancy created by death, resignation or otherwise, the additional Director or Directors may be elected, or, as the case may be, the vacancy or vacancies may be filled either (a) by the Board of Directors at any meeting by affirmative vote of a majority of the remaining Directors though the remaining Directors be less than the quorum provided for by this Article III, or (b) by the vote of the shareholders entitled to vote thereon, either at an annual meeting of shareholders or at a special meeting of such holders called for the purpose, as specified in Article Eighth of the Corporation’s Articles of Incorporation, as may be amended from time to time. The Directors so chosen shall hold office until the next annual meeting of shareholders and until their successors are elected and qualify. Section 15. Director’s Compensation. Each Director shall be entitled to reimbursement for the expense incurred in attending meetings or otherwise incurred in connection with the Director’s attention to the business of the Corporation. Each Director, for the Director’s services, as a Director and as a member of any committee of the Board of Directors, shall also be entitled to receive such compensation as the Board of Directors shall from time to time fix. Such compensation may be a salary or a fee for attendance at a meeting of the Board of Directors or both. Section 16. Transactions by Directors. A Director shall not be disqualified from dealing or contracting with the Corporation as vendor, purchaser, employee, agent or otherwise; nor shall any transaction or contract or act of the Corporation be void or voidable or in any way affected or invalidated by the fact that any Director or any firm of which any Director is a member or any corporation of which any Director is a shareholder, director, officer or employee is in any way interested in such transaction or contract or act, provided the fact that such Director or such firm or such corporation is so interested shall be disclosed or shall be known to the Board of Directors or such Directors as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction or act shall be taken; nor shall any such Director be accountable or responsible to the Corporation for or in respect to any such transaction or contract or act of the Corporation or for any gains or profits realized by such Director by reason of the fact that such Director or any firm of which such Director is a member or any corporation of which such Director is a shareholder, director or officer is interested in such transaction or contract or act; and any such Director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize or take action in respect to any such contract, or transaction, or act, including the establishment of and payment of compensation to such Director and may vote to authorize, ratify, or approve any such contract or transaction or act, including the establishment of and payment of compensation to such Director, with like force and effect as if such Director or any firm of which such Director is a member, or any corporation of which such Director is a shareholder, director or officer were not interested in such transaction or contract or act or compensation. Section 17. Indemnification. The Corporation shall indemnify, to the full extent permitted or authorized by applicable law, as it may from time to time be amended, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he

23 Classification: Internal Use or she is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise. In the case of a merger into the Corporation of a constituent corporation which, if its separate existence had continued, would have been required to indemnify directors, officers, or employees in specified situations prior to the merger, any person who served as a director, officer, or employee of the constituent corporation, or served at the request of the constituent corporation as a director, trustee, officer, or employee of a bank, other corporation, partnership, joint venture, trust, or other enterprise, shall be entitled to indemnification by the Corporation (as the surviving corporation) for acts, omissions, or other events or occurrences prior to the merger to the same extent as such person would have been entitled to indemnification by the constituent corporation if its separate existence had continued. The indemnification provided by this Section shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under the Articles of Incorporation or this Code of Regulations, or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person. Section 18. Advancement of Expenses. To the extent permitted by applicable law, expenses (including attorneys’ fees) incurred by a director subject to Section 17 in defending any action, suit or proceeding referred to in Section 17 shall be paid by the Corporation as incurred, in advance of the final disposition of such action, suit or proceeding, upon receipt by the Corporation of an undertaking by or on behalf of such director that satisfies the conditions for such advancement under Ohio law. To the extent permitted by applicable law, liabilities and expenses (including attorneys’ fees) incurred by any person subject to Section 17 other than a director in defending any action, suit or proceeding referred to in Section 17 may be paid by the Corporation as incurred, in advance of the final disposition of such action, suit or proceeding, if and to the extent so determined by the Board of Directors (including pursuant to policies adopted from time to time by the Board of Directors), subject to compliance by such person with the applicable conditions for such advancement under Ohio law and any other conditions determined by the Board of Directors. ARTICLE IV EXECUTIVE COMMITTEE Section 1. Constitution and Powers. The Board of Directors may appoint an Executive Committee, which shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers of the Board of Directors in the management of the business, properties and affairs of the Corporation, including authority to take all action provided in this Code of Regulations to be taken by the Board of Directors; provided, however, that the foregoing is subject to the applicable provisions of law and shall not be construed as authorizing action by the Executive Committee with respect to any action which pursuant to Section 14(a) of Article III, this Section 1, and Section 8 of this Article IV, Section 1 of Article V and Section 3 and Section 6

24 Classification: Internal Use of Article VI, is required to be taken by vote of a specified proportion of the whole Board of Directors, or as authorizing the Executive Committee to declare any dividend. The Executive Committee shall consist of such number of Directors as may from time to time be designated by the Board of Directors, but shall not be less than three (3) nor more than seven (7) directors. So far as practicable, the members and alternate members of the Executive Committee shall be appointed at the organization meeting of the Board of Directors in each year, and unless sooner discharged by affirmative vote of a majority of the whole Board of Directors, shall hold office until the next annual meeting of the shareholders and until their respective successors are appointed. All acts done and powers conferred by the Executive Committee shall be deemed to be and may be certified as being, done or conferred under authority of the Board of Directors. Section 2. Place of Meeting. Meetings of the Executive Committee may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors or the Executive Committee, or may be held through any communications equipment if all persons participating can hear each other (and any such participation shall constitute presence at the meeting). The Board of Directors may also appoint one or more Directors as alternate members of such Committee. Section 3. Meetings; Notice and Waiver of Notice. Regular meetings of the Executive Committee shall be held at such times as may be determined by resolution either of the Board of Directors or the Executive Committee, and no notice shall be required for any regular meeting. Special meetings of the Executive Committee shall be called by the Secretary upon the request of any member thereof. Notice of any special meeting of the Executive Committee shall be in form approved by the Chair of the Executive Committee, or if the meeting is called pursuant to the request of some other member of the Executive Committee and there shall be a failure to approve the form of notice as aforesaid, then in the form approved by such member. Notice of special meetings shall be mailed to each member, addressed to such member’s residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to the Director at such place by telegraph, cablegram, overnight delivery service, personal delivery or any other means of communication authorized by the director, not later than the day before such day of meeting. Notices of such meeting need not be to any member of the Executive Committee, however, if waived by such member as provided in Section 7 of Article III, the provisions of such Section 7 with respect to waiver of notice of meetings of the Board of Directors applying to meetings of the Executive Committee as well. Section 4. Organization. The Chair of the Executive Committee shall be elected by the Board of Directors and shall preside at all meetings of the Executive Committee at which the Chair is present. In the absence of the Chair of the Executive Committee, one of the members present shall be chosen by the members of the Executive Committee present to preside at such meeting. The Chair of the Executive Committee shall designate a member of said Committee to act as secretary at all meetings of the Executive Committee and in the Chair’s absence a temporary secretary shall be appointed by the chair of the meeting. Section 5. Quorum and Manner of Acting. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of the Executive

25 Classification: Internal Use Committee. In the absence of a quorum, a majority of the members of the Executive Committee present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by the Executive Committee. Section 6. Voting. On any question on which the Executive Committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Executive Committee so requests. Section 7. Records. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted at the next regular meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors. Section 8. Vacancies. Any vacancy among the appointed members of the Executive Committee may be filled by affirmative vote of a majority of the whole Board of Directors. ARTICLE V. OTHER COMMITTEES Section 1. Appointing Other Committees. The Board of Directors may from time to time by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint other committees of the Board of Directors which shall have such powers and duties as the Board of Directors may properly determine. No such other committee of the Board of Directors shall be composed of fewer than three (3) directors. Section 2. Time and Place of Meetings; Manner of Acting; Notice and Waiver of Notice. Meetings of such committees of the Board of Directors may be held at any place, within or without the State of Ohio, from time to time designated by the Board of Directors, or the committee in question, or may be held through any communications equipment if all persons participating can hear each other (and any such participation shall constitute presence at the meeting). Regular meetings of any such committee shall be held at such times as may be determined by resolution of the Board of Directors, or the committee and no notice shall be required for any regular meeting. A special meeting of any such committee shall be called by resolution of the Board of Directors, or by its Secretary upon request of any member of the committee. The provisions of Section 3 of Article IV with respect to notice and waiver of notice of special meetings of the Executive Committee shall also apply to all special meetings of other committees of the Board of Directors. Any such committee may make rules for holding and conducting its meetings and shall keep minutes thereof. The provisions of Section 11 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to action taken by any such committee.

26 Classification: Internal Use ARTICLE VI. THE OFFICERS Section 1. Officers. The elected officers of the Corporation shall be a Chair of the Board (if desired), a Vice Chair (if desired), a President, one or more Vice Presidents, a Secretary and a Treasurer. The elected officers shall be elected by the Board of Directors. The Chair and the Vice Chair (if desired) shall be selected from the Directors. The Board of Directors may also appoint one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and such other officers and agents as in their judgment the business of the Corporation may require. Section 2. Terms of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and, except as otherwise provided in this Article VI, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify, provided, however, that this Section 2 shall not be deemed to create any contract rights in such offices. All other officers hold office during the pleasure of the Board of Directors. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term. Section 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose. Section 4. Resignations. Any officer may resign at any time, either by oral tender or resignation to the Chair of the Board or the President or by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect and acceptance of any resignation shall not be necessary to make it effective unless such resignation is tendered subject to such acceptance. Section 5. Officers Holding More than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person. Section 6. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be so designated from time to time by vote of a majority of the whole Board of Directors. Subject to the direction and control of the Executive Committee and the Board of Directors, the Chief Executive Officer shall have general and active management of the business and affairs of the Corporation, and shall have the responsibility for having all orders of the Executive Committee and the Board of Directors carried into effect. The Chief Executive Officer shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation, and in general to exercise all the power generally appertaining to the chief executive officer of a corporation. In the absence of the Chief Executive Officer, the Chief Executive Officer’s duties shall be performed, and the powers of the Chief Executive Officer may be exercised, by the persons so designated by vote of a majority of the whole Board of Directors.

27 Classification: Internal Use Section 7. The Chair of the Board, the Vice Chair, the President and Vice Presidents. The Chair of the Board, the Vice Chair, the President and Vice President (or Vice Presidents) shall perform such duties and have such powers as may from time to time be assigned to them by the Board of Directors or the Executive Committee. Section 8. The Secretary. The Secretary shall attend to the giving of notice of all meetings of shareholders, shall keep minutes of all proceedings at meetings of the shareholders, and the Board of Directors, and shall perform such other duties as assigned to the Secretary by the Board of Directors or the Executive Committee. Section 9. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors, or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors shall, from time to time, direct or approve. The Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, and shall render a statement of accounts whenever the Board of Directors shall require. The Treasurer shall perform all other necessary acts and duties in connection with administration of the financial affairs of the Corporation, and shall generally perform all the duties usually appertaining to the affairs of the treasurer of a corporation, including specifically the duty of supervising and causing the timely filing of all federal, state and municipal tax reports and returns and the timely payment of all taxes due to or withheld for such federal, state or local governments. When required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of the Treasurer’s duties in such and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the Chief Executive Officer shall perform the Treasurer’s duties. Section 10. Additional Powers and Duties. In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer. Section 11. Compensation. The compensation of all officers and directors of the Corporation shall be fixed by the Board of Directors. The compensation of all other employees and agents of the Corporation shall be fixed by the Chief Executive Officer or by such person or persons as shall be designated by the Chief Executive Officer. ARTICLE VII. SHARES AND TRANSFERS OF SHARES Section 1. Uncertificated Shares; Share Certificates. To the extent permitted by applicable law and unless otherwise provided by the Corporation’s Articles of Incorporation, the Board of Directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be issued in uncertificated form pursuant to customary arrangements for issuing shares in such uncertificated form. Any such resolution shall not apply to shares then represented by a certificate until such certificate is surrendered to the Corporation,

28 Classification: Internal Use nor shall such a resolution apply to a certificated share issued in exchange for an uncertificated share. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to applicable law. Notwithstanding the foregoing, upon the written request of a holder of shares of the Corporation delivered to the Secretary of the Corporation, such holder is entitled to receive one or more certificates representing the shares of the Corporation held by such holder. Any such certificate shall be signed by the Chair of the Board, the President or a Vice President and the Secretary or Treasurer or an Assistant Secretary, and sealed with the seal of the Corporation. Such signatures and/or seal may be a facsimile, engraved or printed. In case any such officer who has signed any such certificate shall have ceased to be such officer before such certificate is delivered by the Corporation, it may nevertheless be issued and delivered by the Corporation with the same effect as if such officer had not ceased to be such at the date of its delivery. Any certificate representing the shares of the Corporation shall be in such form as shall be approved by the Board of Directors and shall conform to the requirements of the laws of the State of Ohio. Section 2. Transfer of Shares. Transfers of uncertificated shares shall be made on the books of the Corporation only by the holder thereof in person or by attorney upon presentment of proper evidence of succession, assignation or authority to transfer in accordance with customary procedures for transferring shares in uncertificated form. Transfers of certificated shares shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of shares shall be valid until such transfer shall have been made upon the books of the Corporation. Section 3. Lost Certificates. In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate or substitute shares in uncertificated form in the place of the certificate so lost, stolen or destroyed; provided, however, that in each such case, the applicant for a substitute certificate or substitute shares in uncertificated form shall furnish to the Corporation evidence to the Corporation, which determines in its discretion is satisfactory, of the loss, theft, or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required. Section 4. Determination of Shareholders of Record for Certain Purposes. The Board of Directors may fix a date, not exceeding thirty (30) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of its shares, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer books of the Corporation for a period not exceeding thirty (30) days prior to the date for the payment of any such dividend or the date for the allotment of any such rights or the date when any such change or conversion or exchange of shares shall go into effect.

29 Classification: Internal Use ATICLE VIII. CORPORATE SEAL Section 1. Seal. The seal of the Corporation shall be in the form of a circle, and shall bear the name of the Corporation and the state of “Ohio” and in the center of the circle the word “Seal.” Section 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have the power to affix it to the proper corporate instruments and documents, and who shall attest it. In the Secretary’s absence, it may be affixed and attested by an Assistant Secretary or by the Treasurer, or an Assistant Treasurer, or by any other person or persons as may be designated by the Board of Directors. ARTICLE IX. MISCELLANEOUS Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December in each year and the succeeding fiscal year shall begin the 1st day of January next succeeding the last day of the preceding fiscal year. Section 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors. Section 3. References to Article and Section Numbers and to the Code of Regulations and Articles of Incorporation. Whenever in this Code of Regulations reference is made to an Article or Section number, such reference is to the number of an Article or Section of this Code of Regulations. Whenever in this Code of Regulations reference is made to Code of Regulations such reference is to this Code of Regulations as the same may from time to time be amended, and whenever reference is made to the Articles of Incorporation, such reference is to the Articles of Incorporation of the Corporation as the same may from time to time be amended. ARTICLE X. AMENDMENTS This Code of Regulation may be altered, amended or repealed, from time to time, at a meeting held for such purpose, by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or may be adopted without a meeting by the written consent of the holders of shares entitling them to exercise two- thirds (2/3) of the voting power on such proposal. This Code of Regulations may also be altered

30 Classification: Internal Use and amended, from time to time, by the Directors to the extent permitted by the Ohio General Corporation Law. ARTICLE XI. FORUM FOR ADJUDICATION OF CERTAIN DISPUTES Unless the Corporation consents in writing to the selection of an alternate forum, the federal courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act of 1933, as amended.